LICENSE AGREEMENT

    THIS LICENSE AGREEMENT, including the exhibits referred to herein and attached hereto (the "Agreement"), effective as of 25th day of August 2003 (the "Effective Date"), is entered into between Koki Nagashima, a Japanese individual, Global Assets and Services Inc., a Florida Corporation and Epond Inc.

                                             Recitals

    A. Koki Nagashima (hereafter called NAGASHIMA), the Patentee of the international patent application No. PCT/JP02/00019(PCT WO 03/058471 Al) for "INFORMATION SYSTEM USING PCMCIA CARD, FUTURE-GENERATION DISTRIBUTION SYSTEM, AND ITS PRINCIPLE"(hereafter called INVENTION) with The International Bureau of WIPO are the individual residing at 3-12-48 Shinjuku, Zushi-Shi, Kanagawa-Ken, Japan. (See the Exhibit A for the pending Patent Description.)

    B. NAGASHIMA, inventor of "INVENTION" is the individual residing the address indicated in Article A.


    C. Global Assets and Services, Inc., a Florida corporation (hereinafter called GAS) publicly traded on the NASDAQ OTCBB under the symbol "GAST" has its principle place of business at 1514 1/2 E 8th Avenue Suite 5 Tampa, Florida 33606 USA



          NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and hereby agree as follows:


1.       DEFINITIONS

           As used in this Agreement, the following terms shall have the meanings indicated:

        1.1.  "Confidential Information" shall have the meaning set forth in
        Section 10.1 below.

        1.2 "Improvements" shall mean the improvements, modifications, or enhancements to the Licensed Patent.


         1.3. "Licensed Patent" shall mean those patent, inventors' certificates and patent applications, together with any renewal, division, continuation, continued prosecution application or continuation-in-part of any of such patents, certificates and applications, any and all patents or certificates of invention issuing thereon, and any and all

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         reissues, reexamination, extensions, divisions, renewals of or to any of the foregoing, and any foreign counterparts of any of the foregoing.

         1.4. "Sublicensee(s)" shall mean any third party to whom Licensee has sublicensed any or all of the rights in, to and under the Licensed Patent licensed to Licensee hereunder.


         1.5.   "Licensor" shall mean the following parties: Koki Nagashima.


         1.6. "Licensee" shall mean the following party: Global Assets & Services, Inc.




2.  ASSIGNMENT OF RIGHTS AND COMPENSATION

         2.1 NAGASHIMA will receive new 750,000 restricted shares of GAS to be issued.

         2.2 GAS will have the exclusive rights for the licensed patent and its pertained rights to produce and sell product using INVENTION in all known nations and territories in the world.

         2.3 NAGASHIMA will receive 57.1% of license fees of the licensed patent which GAS would receive from sublicensee(s).


3.       LICENSES


        3.1 License Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grant to Licensee, GAS exclusive license, including the right to grant sublicenses in accordance with Section 3.2.

        3.2. Sublicenses. Subject to the terms and conditions of this Agreement, Licensee shall have the right to sublicense any or all of the rights granted to Licensee under Section 3.1, provided that any such sublicense shall be made pursuant to a binding and written agreement which protects the Licensors' interests and rights in its proprietary information and intellectual property to at least the same extent as this Agreement.


 4    PAYMENTS AND RELATED OBLIGATIONS


         4.1 Payment Terms.GAS will pay 57.1% of the license fees to NAGASHIMA. Such payment shall take place by the end of the subsequent month, and shall be payable in Yen.

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          4.2.  Taxes. All parties shall be responsible for all appropriate taxes and shall indemnify and hold harmless each other.

          4.3. Inspection of Books and Records. NAGASHIMA has the right to review books and records pertaining to the license fees of GAS .


5.   IMPROVEMENTS AND JOINT INVENTIONS .


         5.1. Disclosure. As soon as reasonably possible, either upon creation, development of an Improvement or conception or reduction to practice of a Joint Invention, as the case may be, each party shall disclose the same in writing to the other. All such disclosures shall be maintained in confidence by the receiving party.



         5.2. Improvements. the event that Licensee develops or creates Improvements, and subject to the terms and conditions of this Agreement, Licensee agrees to grant and hereby grants to the Licensors, sublicensable, no cancelable, right and license, under Licensee's right, title and interest to and under the Improvements to make, use, sell, distribute, offer to sell, import and export such Improvements (and to have such rights exercised on the Licensors, behalf by third parties) outside the Field.



6.       PATENT MAINTENANCE AND ENFORCEMENT

         6.1.         Patent Enforcement.

         6.1.1. If either party hereto becomes aware that any Licensed Patent or Joint Patents are being or have been infringed by any third party in the Field, such party shall promptly notify the other party hereto in writing initial right, but not the obligation, as to Licensee to institute, prosecute and control any action, suit or proceeding (an "Action") with respect to such infringement in the Field, including any declaratory judgment action, at its expense, using counsel of its choice and Licensee shall cooperate reasonably with Licensors.

6.1.2 In the event Licensors fail to initiate any Action involving the Licensed Patents or Joint Patents within 30 days of receiving notice of any commercially significant infringement, Licensee shall have the right, but not the obligation, to initiate and/or maintain such Action at its expense, and Licensor shall cooperate reasonably with Licensee, at Licensee's request.

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         6.1.  Cooperation. In any Action, the parties shall provide each other with reasonable cooperation and assistance, including agreeing to be named as a party to such Action, and, upon the request and at the expense of the party bringing such Action, the other party shall make available, at reasonable times and under appropriate conditions, all relevant personnel, records, papers, information, samples, specimens, and the like in its possession. Notwithstanding any other provision of this Article 6, neither party shall make any settlements of any suit, proceeding or action relating to an infringement of any Licensed Patents in the Field or Joint Patents that would materially and adverse -ly affect the other party or the rights and licenses granted hereunder without first obtaining such other party's prior written consent, such consent not to be unreasonably withheld or delayed.



7.   REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1. Representations, Warranties and Covenants of Licensor represents and warrants that, as of the Effective Date:

         7.1.1. NAGIASHIMA has the right and authority to grant the rights and 'Licenses granted to Licensee under this Agreement.


         7.2. Representations, Warranties and Covenants of Licensee. Licensee represents warrants and covenants that, as of the Effective Date:


         7.2.1. Licensee is corporation, duly organized validly existing and in good standing under the laws of its state of incorporation;

         7.2.2. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Licensees; and

         7.2.3. Licensee will not practice any of the rights in, to or under the Licensed Patents or Joint Patents outside of the Field.

         7.3. Nothing in this Agreement shall be construed as conferring, by implication, or otherwise, any license or rights under any patents of the Licensors other than the Licensed Patents, regardless of whether such patents are dominant or subordinate to the Licensed Patents.



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         7.4. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT,
         NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE OF DEALING AND USAGE OF TRADE.

 8.       INDEMNIFICATION

         Indemnity. Licensee shall indemnify, defend and hold harmless Licensors, and its directors, officers, employees, agents and consultants (each an "Indemnities") from and against any and all liabilities, damages, losses, costs or expenses (including reasonable attorneys' and professional fees and other expenses of litigation and/or arbitration) (a "Liability") resulting from or arising out of a claim, suit or proceeding brought by a third party against an Indemnities for personal injury, death, product liability or property damage arising out of or related to the manufacture, use, or sale of Licensed Products except to the extent such claim is caused by the gross negligence or willful misconduct of the Licensors.


 9.       TERMS OF CONTRACT

         Terms. The term of this Agreement shall commence on the Effective Date and continue in full force and effect until expiration or termination on November 27, 2018.


 10.  CONFIDENTIAL INFORMATION

         10.1. Confidentiality. In connection with this Agreement, the parties will provide to each other Confidential Information, including but not limited to each party's know-how, invention disclosures, proprietary materials and/or technologies, economic information, business or research strategies, trade secrets and material embodiments thereof. As used herein, "Confidential Information" means any information of a confidential or proprietary nature disclosed by a party to this Agreement to the other party in written or oral form.

         10.2 Legal Disclosure. It shall not be a violation of this Article 10 to disclose Confidential Information required to be disclosed under applicable law, but such disclosure shall be only for the sole purpose of and solely to the extent required by such law, and provided that the recipient, to the extent possible, shall give the disclosing party prior written notice of the proposed disclosure and cooperate fully with the disclosing party to minimize the scope of any such required disclosure, to the extent possible and in accordance with applicable law.

 11. MISCELLANEOUS


         11.1. Press Releases. The parties may agree to issue a joint press release upon execution of this Agreement or as promptly as practicable thereafter. The content of any such joint press release will be agreed upon by both parties.


         11.2. Governing Law. This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of Florida.


         11.3. Export Regulations. Licensee agrees that this Agreement is sub-ject in all respects to the laws and regulations of the United States of America, including the Export Administration Act of 1979, as amended, and any regulations there under.

         11.4.  Limitation of Liability. EXCEPT WITH RESPECT
         TO EACH PARTY'S INDEMNITY OBLIGATIONS UNDER ARTICLE 8 AND CONFIDENTIALITY OBLIGATIONS UNDER ARTICLE 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, INDIRECT, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         11.5. Arbitration. All disputes arising between the parties under this Agreement will be settled by arbitration conducted in the English language in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The parties will cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable. Any arbitration proceeding instituted under this Agreement will be brought in a mutually agreeable neutral territory. Any award rendered by the arbitrators will be final and binding upon the parties hereto. Judgment upon the award maybe entered in any court of record of competent jurisdiction. Each party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared unless the arbitrators assess as part of their award all or any part of the arbitration expenses of one party (including reasonable attorneys' fees) against the other party. Each party irrevocably and unconditionally consents to the jurisdiction of any such proceeding and waives any objection that it may have to personal jurisdiction or the laying of venue of any such proceeding.



         11.6. Force Majeure. Neither party shall be held responsible for any delay or failure in performance (with the exception of the payment of money) hereunder to the extent caused by strikes, embargoes, unexpected

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         government requirements, civil or military authorities, acts of God, earthquake, or by the public enemy or other causes reasonably beyond such party's control and without such party's fault or negligence; provided that the affected party notifies the unaffected party as soon as reasonably possible, and resumes performance hereunder as soon as reasonably possible following cessation of such force majeure event.



         11.7. Independent Contractors. The relationship of the Licensors and Licensee established by this Agreement is that of independent contractors. Nothing in this Agreement shall be constructed to create any other relationship between the Licensors and Licensee. Neither party shall have any right, power or authority to bind the other or assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.



         11.8. Assignment. The parties agree that their rights and obligations under this Agreement may not be transferred or assigned to a third party without the prior written consent of the other party hereto. Notwithstanding the foregoing, a party may transfer or assign its rights and obligations under this Agreement, without consent, to a successor to all or substantially all of its business or assets relating to this Agreement whether by sale, merger, operation of law or otherwise.



         11.8.1 In the event that NAGASHIMA loses the patent right for any reason, GAS will retain, per this agreement, all rights pertaining to the manufacture, sales, and distribution of product using INNOVATION based upon the Licensed Patent in the all known nations and territories.


         11.9. Notices. Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall he sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by a nationally recognized courier, or (c) via confirmed facsimile or telecopy, followed within five (5) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Such notice will be deemed to have been given when delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.


         Koki Nagashima
         3-12-48 Shinjuku, Zushi-Shi, Kanagawa-Ken, Japan


         Global Assets and Services, Inc.
         1514 1/2 E 8th Avenue Suite 5 Tampa, FL 33605 USA

         11.10. Modification; Waiver. This Agreement may not be altered, amended or modified in any way except by a writing signed by all parties.


         11.11. Entire Agreement. The parties hereto acknowledge that this Agreement, together with the exhibits attached hereto, set forth the entire agreement and understanding of the parties as to the subject matter hereto, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

         11.12. Headings. The article, section and paragraph headings contained herein are for the purposes of convenience only and are riot intended to define or limit the contents of the articles, sections or paragraphs to which such headings apply.


         11.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

                                    EXHIBIT A
                          Description of License Patent





  1. International Patent Pending Number PCT/JP021/00019 With The International Bureau of WIPO at 34, chemin des Colombettes, 1211 Geneva 20, Switzerland




2.  PCT NO.: WO 03/058471 Al





2. Title: INFORMATION DISTRIBUTION SYSTEM USING PCMCIA CARD, FUTURE-GENERATION DISTRIBUTION SYSTEM AND ITS PRINCIPLE